UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2021

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-51759

Delaware	81-0553291
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	HEES	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)The disclosure set forth below under Item 5.07 regarding the conditional resignation of Mr. Lawrence Karlson as a director of H&E Equipment Services, Inc. (the “Company”) is incorporated herein by reference. This conditional resignation has been submitted solely in connection with the Company’s majority vote policy for director reelection as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 1, 2021 (the “Majority Vote Policy”). Mr. Karlson’s conditional resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

Item 5.07	Submission of Matters to a Vote Security Holders

The 2021 Annual Meeting of Stockholders of the Company was held on May 14, 2021. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s Proxy Statement, which was filed with the Securities and Exchange Commission on April 1, 2021, were (1) the election of nine directors; (2) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and (3) an advisory vote on Named Executive Officer compensation as disclosed in the Proxy Statement.

Each of the director nominees set forth below was elected to hold office until his respective successor is duly elected and qualified or until his or her death, resignation or removal. Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. Stockholders, in a non-binding advisory vote, approved the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement.

The table below shows the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director. There were no broker non-votes for the proposal regarding the ratification of the accounting firm.

(1)	Election of directors.

	For	Withheld	Broker Non-Votes
John M. Engquist	26,884,072	1,242,045	4,598,665
Bradley W. Barber	27,119,034	1,007,083	4,598,665
Paul N. Arnold	26,601,412	1,524,705	4,598,665
Gary W. Bagley	26,484,392	1,641,725	4,598,665
Bruce C. Bruckmann	20,879,336	7,246,781	4,598,665
Patrick L. Edsell	26,978,504	1,147,613	4,598,665
Thomas J. Galligan III	26,970,253	1,155,864	4,598,665
Lawrence C. Karlson	13,145,275	14,980,842	4,598,665
John T. Sawyer	20,549,951	7,576,166	4,598,665
(2)	Ratification of Appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2021.

For	Against	Abstain
32,614,258	51,651	58,873

(3)	Advisory vote on Named Executive Officer compensation as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
27,073,559	871,070	181,488	4,598,665

Although each of the above nominees was reelected as a director of the Company, Mr. Karlson received a greater number of “withheld” votes from his election than votes “for” his election. In accordance with the Majority Vote Policy, Mr. Karlson tendered his conditional resignation to the Company on May 14, 2021. ISS Proxy Advisory Services recommended that shareholders of the Company withhold votes from Mr. Karlson’s reelection as a director of the Company for failing to establish gender diversity in the Company’s board of directors (the “Board”), given Mr. Karlson’s service as the chair of the Company’s nominating and governance committee (the “Committee”).

The Board, in consultation with the Committee, will consider Mr. Karlson’s conditional resignation and determine whether to accept or reject Mr. Karlson’s resignation. In considering whether to accept or reject Mr. Karlson’s conditional resignation, the Board, in consultation with the Committee, expects to consider all factors believed relevant, including without limitation: (i) the underlying reasons for Mr. Karlson not receiving a majority of votes cast in favor of his reelection as director; (ii) the tenure and qualifications of Mr. Karlson; (iii) Mr. Karlson’s past and expected future contributions to the Board; (iv) the overall composition of the Board; and (v) whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation, including under the Nasdaq listing requirements and federal securities laws. The Board expects to act within ninety (90) days of the date of the Company’s 2021 annual meeting of stockholders, and such determination will be promptly disclosed, together with the reasons for such determination on a Form 8-K.

Mr. Karlson will not participate in Committee or Board deliberations regarding his conditional resignation, but his services on the Board will otherwise continue pending the outcome of those deliberations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2021	By:	/s/ Leslie S. Magee
Leslie S. Magee Chief Financial Officer